UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 10, 2006

                            International Star, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

               000-28861                             86-0876846
              ------------                          --------------
        (Commission File Number)           (IRS Employer Identification No.)

                              2266 Chestnut Bluffs
                            Henderson, NV 89052, USA
                            Telephone: (702) 897-5338

              (Address and telephone number of principal executive
                         offices and place of business)


            Check the appropriate box below if the Form 8-K filing is
           intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
                     (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. ("we", "us" or "our company") files this report on Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, we entered into a joint venture agreement (the "Agreement") with Resolve Capital Funding Corporation, Inc. ("Resolve"). The Agreement provides for the joint venture's development and commercial exploitation of approximately 1,280 acres of land located in Mohave County, Arizona, known as the Detrital Wash Property (the "Property").

The Agreement provides for our company and Resolve to, by February 9, 2006, cause their respective counsel jointly to form a limited liability company organized under the laws of the State of Nevada (the "Joint Venture") and to enter into an operating agreement governing the operation of the Joint Venture. The name of the Joint Venture shall be Star-Resolve Detrital Wash, LLC. Our company and Resolve each have 50% interest in the Joint Venture.

As our capital contribution to the Joint Venture, upon the formation of the Joint Venture, we are required to contribute our mineral rights in the Property under a mining property lease. As Resolve's capital contribution to the Joint Venture, Resolve is required to contribute 600,000 Canadian Dollars, equivalent to approximately US$518,000 translated into U.S. Dollars using current exchange rate, within 60 to 90 days of the Joint Venture's formation. Additional, Resolve is required to use its best efforts to manage the Joint Venture, including, without limitation, providing the Joint Venture with access to its industry related contracts and its expertise in the commercial exploitation of mineral rights. Resolve will be the exclusive managing member of the Joint Venture.

Pursuant to the Agreement, the operating agreement of the Joint Venture shall provide that prior to the sale or transfer of a party's membership interest, that party must obtain the other member's consent and then give such member the opportunity to purchase the membership interest on the same terms of the proposed sale.

We further agreed that we will grant to Resolve a right of first refusal with respect to any transaction with a third party in which we agree to (i) explore or exploit any other land, jointly with such third party; or (b) sell or otherwise dispose of, any other parcels owned by us and located within the Detrital Wash region.

The foregoing description of the joint venture agreement is only a summary and is qualified in its entirety by reference to the complete terms of the agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 12, 2006, we issued a press release announcing that our company has entered into the Agreement. A copy of the press release is furnished as Exhibit
99.16 to this Current Report on Form 8-K, and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.       Description
-----------       -----------

10.5 Joint Venture Agreement dated January 10, 2006 by and between International Star, Inc. and Resolve Capital Funding Corporation, Inc.

99.16             Press Release dated January 12, 2006


                                   SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Star, Inc.
By: /s/  Denny Cashatt
    ------------------
Denny  Cashatt, President
Dated: January 17, 2006